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          Exhibit 23.2 - Consent of Kirkland, Russ, Murphy & Tapp, P.A.

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The Board of Directors
BBJ Environmental Technologies, Inc.
  and Subsidiaries

                          Independent Auditor's Consent

         We consent to the inclusion in this Registration Statement on Form SB-2 of the Report dated March 1, 2002 with respect to our audit of the consolidated financial statements of BBJ Environmental Technologies, Inc. as of December 31, 2001 and 2000 for the years then ended. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ Kirkland, Russ, Murphy & Tapp, P.A.

Dated: July 10, 2002
Clearwater, Florida